Exhibit 10.6

          SUBLEASE AGREEMENT between MDE AG and ComTelco (Research) AG

                                   Landlord                Tenant

                                   MDE AG                  ComTelco (Research)
                                   Medizintechnik          Hechtackerstrasse 41
                                   Hechtackerstrasse 39    9014 St. Gallen
                                   9014 St. Gallen

PREMISES                           Hechtackerstrasse 41    9014 St. Gallen

FACILITY Office floor 6 (apprx. 2,94 square feet) for use as offices

PARKING SPACES                     2           SHARED USE OF     Elevator
                                                                 Bathroom
                                                                 Kitchen

BEGIN OF LEASE                     March 1, 1997
TERMINATION                           upon 6 months' notice to the end of March,
                                      June, September or December

MONTHLY RENT                       Total gross rent        CHF 3,895
                                                           (approximately
                                                           $2,600)
                                   payable in advance each quarter

RENT DEPOSIT                       CHF -----
RENT BASIS                         According to the Lease Contract between MDE
                                   AG and Immotest Bau und Verwaltungs AG in St.
                                   Gallen

SPECIAL PROVISIONS                 Tenant is responsible for ventilation and
                                   lighting.
                                   The necessary keys will be handed over.

INTEGRAL PART                      The general contractual provisions for
                                   lease of commercial space

                                   St. Gallen, March 3, 1997

                             MDE AG                        ComTelco
                             Hechtackerstrasse 39          (Research) AG
                             9014 St. Gallen               Hechtackerstrasse 41
                             Switzerland                   9014 St. Gallen
                             Tel. +41-71-278 86 33         Switzerland
                             Fax +41-71-278 86 40          Tel. +41-71-278 86 33
                             Email: Office@comtelco.ch      Fax +41-71-278 86 40
                                                           Homepage:
http://www.comtelco.ch
                                                           Email:
                                                              Office@comtelco.ch


                              /s/ August Steiner            /s/ Ramon Inauen
                             ---------------------         ---------------------
                             MDE AG                        ComTelco (Research)
                                                            AG

This lease agreement becomes binding only upon execution by the parties.

          General Contractual Provisions for Lease of Commercial Space

1.    Liability

      If several landlords and tenants are parties to the contract and sign the lease as such. they are jointly and severally liable for the fulfilment of their contractual obligations.

2.    Settlement Restrictions

      The right to settlement of counterclaims is excluded in connection with rent claims, as far as they are not based on a due bill established by public deed or corroborated by the signature of the landlord. This also goes for claims that arise directly from the lease or disputes about said lease. The tenant can deposit the contentious amount with the proper authorities until a settlement or court decision has been reached. (For the city of St. Gallen, at the city chancellery, for the other towns, at the council offices.)

3.    Security Deposit

      If the tenant pays a deposit, it will bear interest at the current interest rate offered by the State Bank of the Canton of St. Gallen. The interest will be calculated at the end of the lease term and will be credited to the final account. The security deposit remains in effect for the duration of the lease term and may not be credited towards rent by the tenant. Barring other arrangements, the deposit serves not only as security deposit for the rent, but for all claims by the landlord arising from this contract.

4.    Rent Adjustments and other Changes to the Contract

      Should the landlord intend to increase the rent agreed upon in the lease contract and/or change any of its other provisions, he must, without threat of notice, notify the tenant of the extent of said changes, the time they will take effect, and their justification, in writing. The contractual term of notice, which shall not be shorter than the legal term of three months, must be observed. Notification must take place at least 10 days before the beginning of the term of notice.

      A cost of living clause can be appended to contracts with a fixed term of at least 5 (five) years. The divergent provisions of a cost of living clause take precedence over the general provisions.

      Extra services provided by the landlord can also be calculated into the rent during a fixed contractual term. The term of notification is 3 (three) months.

      If no cost of living clause is agreed upon, the landlord is bound by the rent increase factors permitted by law or jurisprudence.

      Notification of contract changes must take place via the prescribed official form or, in the absence of said form, via a registered letter.

5.    Settling of heating - and additional costs

      Additional costs may only be calculated in actual scale, and may only be calculated separately insofar as they are not included in the rent according to the lease contract. Provided the tenant does not pay the agreed additional costs directly and no contract prices were agreed upon, the heating- and any further additional costs due are to be charged on a yearly basis.

      The bill and the resulting claims are considered recognized by the tenant, when he has not contested said account and claims in a registered letter to the landlord or to the competent arbitration authority, within 30 days after receiving said account and claims. During this period, the landlord must allow the tenant access to the relevant original documents.

      As heating and hot water costs can be charged those expenses which are directly connected with the operation of the heating or central hot water installation.

      Thereunder fall specifically the following expenses:

      a)    the consumed fuel and energy
      b)    the electricity for operating burners and pumps
      c) the cleaning of the heating installation and of the chimneys, the scraping, the burning out, and the oiling of the furnace, the disposal of waste and slags
      d) the periodical checking of the heating installation and oil tanks, the decalcification of the hot water installation
      e)    the servicing of heating meters
      f)    maintenance
      g) insurance premiums, insofar as they are exclusively connected with the heating installation
      h) the administrative work connected with the operation of the heating installation

      The maintenance and administration costs may be debited on the customary basis.

      A tenant who moves out in the course of a heating period cannot demand the drawing up of a separate heating account. The account is made collectively for all tenants.

6.    Moving in

      Barring other agreement, the tenant may move in the day before the start of the lease at 2:00 PM, provided the removal date of the present tenant was not changed in accordance with article 23, paragraph 5.

      The landlord hands over the premises named in this contract to the tenant in good and clean condition.

7.    Notification of Defects

      As far as the defects were not listed in a separate record or were not reported to the landlord in a registered letter within one month after the start of the lease, it is assumed that the property was handed over in proper condition.

8.    Use of the Lease Property

      The tenant is obliged to take all proper care in the use of the property and to show proper regard for the other tenants; to keep the property, whether used or unused, clean; to air the property appropriately and regularly and to protect it from damage.

      The tenant is also obliged not to use the property for any purpose other than that agreed upon in the contract. Any change of purpose requires prior written permission from the landlord.

      Even in his (the tenant's) absence, the tenant remains responsible for the fulfilment of his obligations.

9.    Maintenance of the Lease Property

      The landlord is obliged to hand over the premises in a condition suitable for their contractual purpose and to maintain them in that condition, for the duration of the lease term. If this is not the case, the tenant is entitled to the rights described in articles 254 and 255 of Contract Law.

      Urgent repairs which are the landlord's responsibility must immediately be requested in writing by the tenant. If the tenant fails to do so, he is accountable for resulting damage, just as the landlord is accountable for the same, if he fails to have urgent repairs done or is culpably negligent of them.

      In emergencies, such as broken water or central heating pipes, flooding as a result of water backing up, or similar occurrences, the tenant is obliged immediately to take the absolutely necessary precautions, if damage can thereby be avoided or reduced.

10.   Renovations and Alteration of the Lease Property

      The landlord has the right, after prior notification and observance of the legal term of notice, to carry out alterations to the lease property and its furnishings. Moreover, He always retains the right to lead wiring etc. through the property. If the contractual use of the property is substantially impaired during construction, the landlord must compensate the tenant appropriately.

      The tenant retains the rights in articles 254 and 255 of the Swiss Code of Obligations.

11.   Structural Changes and Appliances Introduced by the tenant

      The tenant is not allowed to make any structural changes to the property without the express written consent of the landlord. If the tenant makes structural changes to the property during the lease term, the landlord has the right - unless there was a different arrangement - to demand restoration of the property to its original condition, at the end of the lease. The landlord is not obliged to compensate the tenant for costs incurred by the tenant, even if he granted permission for the construction and waives the right to demand restoration of the property's original condition.

      The tenant is allowed to install special appliances and furnishings in the interior of the lease property, during the entire term of the contract, without special permission from the landlord, provided the installation does not require structural changes and that the lease property is not damaged in the process. In that case the landlord also has the right to demand that the property be restored to its original condition.

      If these structural changes, appliances, and furnishings represent a useful increase in value, were introduced with written permission from the landlord, and cannot be removed without fundamental increase in value, then the landlord must compensate the tenant appropriately, and loses the right to demand removal of the changes, appliances, and furnishings and restoration of the property to its original condition. The amount of the compensation must as a rule be established in mutual agreement, before the beginning of the installation of the appliances and furnishings desired by the tenant. The compensation can be depreciated over the course of the lease term, if it is decided that it is not to be paid until the end of the lease. If the parties have not worked out an agreement, then the obtaining depreciation period guidelines of the Swiss Association of Real Estate Owners are in force.

      The installation of appliances and furnishings on the outside of the lease property (blinds, name boards, shop signs, posters, display cases, antennas, and similar things), as well as changes to existing appliances and furnishings may only be carried out with express permission from the landlord. Authorization by the landlord is also required for size, color, and material, especially in connection with name boards and billboards, as well as other publicity devices. In other to achieve a uniform appearance for the entire building, collective designs must be carried out by a professional appointed by the landlord. If renovations or changes to the facade or other walls are made, the tenant must undertake the removal and reapplication of signs and other publicity devices at his own cost and in accordance with the guidelines of the landlord.

      The costs of possible authorization proceedings under public law are covered by the tenant.

12.   Restrictions under Public Law and Insurance Regulations

      If the tenant's business is subject to restrictions under public law or insurance regulations, which require structural and other changes, and if these are not directly linked with the agreed use of the lease property, then the tenant is responsible for carrying out these alterations.

13.   Name-Plate and Letterbox

      The tenant has the right to an appropriate name-plate and his own letter box.

14.   Garbage Disposal

      Garbage of any kind may only be disposed of in the place and manner designated by the landlord.

15. Use of the Forecourt, Premises and Furnishings outside of the lease property

      Barring explicit other arrangements, the tenant may not use the forecourt and premises outside the lease property for work, storage or other business purposes.

      The entrance to the building and backyard (passage, house and basement) or other freely accessible places and premises may not be blocked in any way by any objects or goods. If the landlord grants exceptional to do so, the tenant is liable for any damage resulting from storage.

      Vehicles owned by the tenant, as well those owned by his employees or his customers, may only be parked in parking spaces specifically designated for that purpose by the landlord.

      The use of the passenger and goods elevators is subject to the regulations posted in or at the elevator, as well as the relevant provisions of administrative law.

      The parts of the facade in the area of the lease property do not belong to that property, i.e. they are not part of the lease.

16.   Risk and Insurance

      The landlord is not liable for shop windows, display cases, window panes, glass paneling, shop signs, neon signs, etc. The tenant bears the risk of breakage for all window panes and glass furnishings.

      The tenant is responsible for the security (burglary, theft) of the leased space.

      Insurance against the risks mentioned in the preceding two paragraphs is the tenant's business. Insurance against water- and fire damage to furniture, goods, and machines brought in by the tenant is also his business.

17.   Subletting and Transfer

      Subletting and the transfer of lease rights are prohibited without written permission from the landlord, barring other agreement.

18.   Landlord's Right of Access

      The landlord or his representative have the right, at 24-hour notice, to inspect the lease property for the purpose of protecting the right of property and of carrying out the obligatory repairs, or as required for planned installation work. In emergencies, this may also de done in the absence of the tenant.

      The landlord or his representative also have the right, at 24-hour notice, to view the premises from Monday to Friday, between 2.00 and 6.00 PM, and on Sunday, between 10.00 and 12.00 AM, in connection with sale or lease negotiations with interested parties. The tenant must also make it possible to enter the premises in his absence.

19.   House Regulations

      If house regulations are appended to this contract, the tenant is expressly obliged to adhere to them.

20.   Sale of Real Estate

      If real estate is sold with transfer of lease contracts, only agreements in writing or proven by the tenant are taken over by the buyer.

21.   Notice and Notice Methods

      The lease can be terminated by either party, in observance of the agreed term of notice.

      The notice is valid if it is delivered in writing, and at the latest on the last day before the beginning of the term of notice, to the domestic postal service (postmark).

      If the lease contract is closed on a fixed term, it cannot be terminated until the end of the fixed contractual term, in observance of the agreed term of notice.

22.   Termination of the Lease Before End of Term

      If the tenant wishes to terminate the lease prematurely, without observance of the agreed terms, he is in principle liable for the rent and additional costs, as well as other tenant obligations, until the next contractual term of notice. Improper notification must be submitted to the landlord in writing. If the tenant proposes an acceptable substitute tenant, he (the present tenant) will as a rule be freed of his obligations from the date of the possible new lease. The advertising costs connected with the premature re-lease of the property must be covered to the customary extent by the tenant who IS moving out.

23.   Return of the Lease Property

      The lease property must be returned at the latest on the last day of the lease term at 2:00 PM, in good condition, vacated and cleaned, with all of the keys. In principle, the premises must be returned in the same condition as that in which they were found when the tenant first entered them.

      If the tenant moves out prematurely, he must enable the landlord, by handing over the necessary keys, to enter the premises for inspection and in exceptional cases.

      Loss of keys must be reported immediately to the management. Missing keys are to be replaced by the tenant at his cost. The landlord has the right, in this case, to have locks and keys changed or replaced at the tenant's cost. The tenant may only have new keys made with the authorization of the landlord. Additional keys must be left with the landlord when moving out, in exchange for compensation of the customary prime cost. Extra locks, installed with the authorization of the landlord, are to be compensated.

      If the end of the lease falls on a Saturday, Sunday, or another official holiday, the premises must be returned at the latest by 14 00 on the next business day.

24.   Court of Arbitration and Arbitration Authority

      If there is an equal status arbitration authority in the municipality of the lease property or for the region, disputes must be submitted to this arbitration authority before appeal to a judge. If no agreement is reached, the judge at the property's municipality is competent, barring further appeal. With the permission of both parties, the arbitration authority can act as court of arbitration.

25.   Jurisdiction

      Jurisdiction for all disputes resulting from this contract falls to the municipality where the property is located. This jurisdiction irrevocably remains in force even after the end of the lease